AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG
                 JAGUAR INVESTMENTS, INC., A NEVADA CORPORATION,
                                       AND
                   FREIGHT RATE, INC., A DELAWARE CORPORATION

                                 MARCH 10, 2003
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of March 10, 2003, by and among JAGUAR INVESTMENTS, INC., a Nevada corporation ("JGUR") and FREIGHT RATE, INC. d/b/a Power2Ship, a Delaware corporation ("P2S"). The corporate parties hereto are sometimes hereinafter referred to collectively as the "Companies," or individually as a "Company".

     WHEREAS, the respective Boards of Directors of the Companies deem it advisable and in the best interests of their respective stockholders that P2S be acquired by and become a wholly owned subsidiary of JGUR and, in furtherance thereof, the Boards of Directors of the Companies have approved, as applicable, the merger of a Delaware corporation, to be formed and to be a wholly owned subsidiary of JGUR ("Acquisition Sub"), with and into P2S upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Acquisition Sub shall
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be  merged  (the  "Merger")  with  and  into  P2S,  with P2S being the surviving corporation in the Merger (the "Surviving Corporation") and the separate existence of Acquisition Sub shall thereupon cease. The Merger shall have the effects set forth in Section 252 of the Delaware General Law (the "DGL").

     1.2 Effective Time of the Merger . The Merger shall become effective (the "Effective Time") upon the completion of the filing of properly executed Articles of Merger with the Secretary of State of the State of Delaware, which filing shall be made upon satisfaction of the conditions set forth in Article
                                                                         -------
VIII  hereof.
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                                   ARTICLE II

                       JGUR AND THE SURVIVING CORPORATION

     2.1 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of P2S shall become the Articles of Incorporation of the Surviving Corporation, except that such Articles of Incorporation shall be amended and restated at the Effective Time to read in their entirety substantially the same as the Articles of Incorporation of Acquisition Sub (with the name of P2S being substituted for that of Acquisition Sub).

     2.2 Bylaws of the Surviving Corporation. The Bylaws of P2S as in effect at the Effective Time shall become the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     2.3 Directors and Officers of the Surviving Corporation. At the Effective Time, all members of the JGUR and the Acquisition Sub Boards of Directors shall resign. Prior to the resignations of the members of the JGUR and the Acquisition Sub Boards of Directors, the respective Boards of Directors shall nominate the individuals set forth on Exhibit 2.3 ("New Boards of Directors") to serve on the JGUR and the Surviving Corporation's Boards of Directors in accordance with JGUR's and Surviving Corporation's Articles of Incorporation and Bylaws or as otherwise provided by law. The nominations of the New Boards of Directors shall be effective upon the Effective Time. In addition, simultaneously upon the Effective Time the officers of JGUR shall resign their office positions. A new slate of officers shall be appointed by the New Boards of Directors.

                                   ARTICLE III

                              CONVERSION OF SHARES

     3.1 Conversion of P2S Equity and Derivative Securities. At the Effective Time, the present holders of P2S equity and derivative securities, by virtue of the Merger and without any action on the part of the holders thereof, shall have the right to convert these securities into 30,100,000 JGUR equity and derivative securities as follows:

          (a)  Exchange  Ratios.

               (1) Each P2S common and preferred share, option and warrant will be exchanged for that number of JGUR common and preferred shares, options and warrants equal to: [30,000,000 divided by the sum of all issued and outstanding P2S common and preferred shares, options and warrants as of the Effective Time as set forth in Exhibit 3.1] (the "Exchange Ratio") as shown in total in Exhibit 3.1.1. For example, if the sum of all issued and outstanding P2S common and preferred shares, options and warrants as of the Effective Time is 12.0 million then the Exchange Ratio would equal 2.50 (i.e., a shareholder owning 10,000 P2S common shares would receive 25,000 JGUR common shares).

               (2) In addition, each P2S common share and P2S Series C preferred share will be exchanged for that number of JGUR Series X Preferred Stock, $0.001 par value per share ("JGUR Series X Preferred") equal to: [100,000 divided by the sum of all P2S common shares and P2S Series C preferred shares as of the Effective Time as set forth in Exhibit 3.1] (the "Preferred Exchange Ratio") as shown in total in Exhibit
                    3.1.1. For example, if the sum of all issued and outstanding P2S common and Series C preferred shares as of the Effective Time is 4.0 million, then the Preferred Exchange Ratio would equal 0.025 (i.e., a shareholder with 10,000 P2S common shares would receive 250 shares of JGUR
                    Series  X  Preferred.

               (3) Further, each share of P2S Series C preferred stock converted at the Effective Time into the right to receive approximately 2.7 JGUR Series Y preferred shares ("JGUR Series Y Preferred") as shown in total in Exhibit 3.1. Each share of JGUR Series Y Preferred will be entitled to 203 votes per share and will be convertible on a one for basis into Common Shares.

     3.2  Conversion  of  JGUR  Series  X  Preferred  Shares  The  JGUR Series X
Preferred Shares shall be convertible on a mandatory basis on the one year anniversary of the Effective Time of the Merger (the "Conversion Date") into that number of shares of JGUR Shares to be determined based on the amount of equity securities sold prior to the Conversion Date except as described in
Exhibit 3.2(a). The amount of additional securities to be received is set forth on Exhibit 3.2(b).

     3.3 At the Effective Time, all P2S Shares, Preferred Shares, Options and Warrants shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. Each certificate or agreement previously representing any such P2S Shares, Preferred Shares, Options or Warrants shall thereafter represent JGUR Shares, Preferred Shares, Options or Warrants into which such securities have been converted into or exchanged for.

     3.4 If, prior to the Effective Time, JGUR should split or combine the JGUR Shares, or pay a stock dividend or other stock distribution in, JGUR Shares, then the P2S Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend, or other distribution.

     3.5 Each P2S Share held in treasury and each such Share held by JGUR or any subsidiary of JGUR immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no JGUR Shares shall be issued in exchange therefor.

     3.6  Exchange  of  Shares

          (a) No later than the Effective Time, JGUR shall make available and deliver, and each holder of P2S Shares shall be entitled to receive, upon surrender to JGUR or such entity as it shall designate of one or more certificates representing such P2S Shares or Preferred Shares for cancellation, certificates representing the number of JGUR Shares or Preferred Shares into which such P2S securities are converted or exchanged in the Merger. The JGUR Shares and Preferred Shares into which the P2S securities shall be converted or exchanged in the Merger shall be deemed to have been issued at the Effective Time.

          (b) As soon as reasonably practicable after the Effective Time, JGUR or such entity as it shall designate shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding P2S Shares and P2S Series C Preferred Shares (the "Certificates") whose P2S Shares and Preferred Shares were converted into JGUR Shares and Preferred Shares pursuant to Section 3.1, (i) a letter of
                                                ------------
               transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to JGUR or such entity as it shall designate and shall be in such form and have such other provisions as JGUR may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing JGUR Shares and Preferred Shares. Upon surrender of a Certificate for cancellation to JGUR or such entity as it shall designate together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole JGUR Shares and Preferred Shares which such holder has the right to receive in respect of the Certificates surrendered pursuant to the provisions of this
               Article  III.
               ------------

     3.7 Dividends; Transfer Taxes. No dividends that are declared on JGUR Shares shall be paid to persons entitled to receive certificates representing JGUR Shares until such persons surrender their certificates representing P2S Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such JGUR Shares shall be issued any dividends which shall have become payable with respect to such JGUR Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any JGUR Shares are to be issued in a name other than that in which the certificate representing P2S Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such JGUR Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any JGUR Shares or dividends thereon or, in accordance with Section
                                                                         -------
3.4  hereof,  the  cash  payment for fractional interests, delivered to a public
---
official  pursuant  to  applicable  escheat  laws.

     3.8 No Fractional Securities. No certificates or scrip representing fractional JGUR Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III, except fractional
                                                 ------------
shares of Series X Preferred Stock shall be issued, and no dividend, stock split-up, or other change in the capital structure of JGUR shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a JGUR Share upon surrender of stock certificates for exchange pursuant to this Article III shall have his JGUR Shares rounded up to
                            -----------
the  next  highest  share.

     3.9 Closing of Transfer Books. At the Effective Time, the stock transfer books of P2S shall be closed and no transfer of P2S Shares shall thereafter be made. If, after the Effective Time, certificates representing P2S Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing JGUR Shares in accordance with the terms hereof. At and after the Effective Time, the holders of P2S Shares to be exchanged for JGUR Shares pursuant to this Agreement shall cease to have any rights as shareholders of P2S except for the right to surrender such stock certificates in exchange for JGUR Shares as provided hereunder.

3.10 Dissenting Shares. If holders of P2S Shares are entitled to dissent from the Merger and demand appraisal of any such P2S Shares in accordance with the provisions of the DGL concerning the right of such holders to dissent from the Merger and demand appraisal of their shares ("Dissenting Holders"), any P2S Shares held by a Dissenting Holder as to which appraisal has been so demanded ("Excluded P2S Shares") shall not be converted as described in Section 3.1, but
                                                                -----------
shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the DGL; provided, however, that each P2S Share held by a Dissenting Holder
              --------  -------
who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal with respect to such P2S Shares, in either case pursuant to the DGL, shall not be deemed Excluded P2S Shares but shall be deemed to be converted, as of the Effective Time, into the right to receive JGUR Shares in accordance with the P2S Exchange Ratio, as applicable.

     3.11 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Adorno & Yoss, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, at 9 a.m., local time, on the first business day (the "Closing Date") after the later of (a) the day on which the meeting of the stockholders of P2S approving the Merger is held or the Required Stockholders' Consent is executed and delivered to P2S in compliance with applicable law, or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived
                                     ------------
(other than those conditions which are to be satisfied at Closing), or at such other date, time and place as the Companies shall agree.

     3.12 Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving
Corporation the title to any property or rights of either JGUR or P2S, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of each, in the name of and on behalf of them as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF P2S

     As used in this Agreement, (i) the term "Material Adverse Effect" means, with respect to JGUR or P2S, as the case may be, a material adverse effect on the business, assets, results of operations, or financial condition of such party and its subsidiaries taken as a whole or in the ability of such party to perform its obligations hereunder, and (ii) the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries.

     P2S represents and warrants, with respect to P2S and its subsidiaries, except as disclosed to JGUR in the P2S Schedule of Exceptions (the "P2S Schedule"), attached hereto and incorporated herein by this reference, as follows:

     4.1 Organization. Each of P2S and its subsidiaries is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate or other power to carry on its business as it is now being conducted or presently proposed to be conducted. Each of P2S and its subsidiaries is duly qualified as a foreign corporation or entity to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not have a Material Adverse Effect.

     4.2 Capitalization. The authorized capital stock of P2S and each of its subsidiaries is as set forth in Section 4.2 of the P2S Schedule. As of the date hereof and as of the Effective Time, the number of Shares of P2S which are issued and outstanding is as set forth in Section 4.2 of the P2S Schedule. All of the issued and outstanding Shares of P2S are validly issued, fully paid, and non-assessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of P2S or any agreement by which P2S or any of its subsidiaries is a party or by which it is bound. Except
(a) as set forth above or, (b) as disclosed in Section 4.2 of the P2S Schedule, there are not as of the date of this Agreement any shares of capital stock of P2S issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities, or other agreements or commitments obligating P2S to issue, transfer, or sell any shares of its capital stock. As of the date hereof, no bonds, debentures, notes, or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of P2S may vote ("Voting Debt") were issued and outstanding.

     4.3 Authority Relative to this Agreement. P2S has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by P2S and the consummation by P2S of the transactions contemplated hereby have been duly authorized by its Board of Directors, and, except for approval by the requisite votes cast by P2S's shareholders at the meeting provided for herein or the Required Stockholders' Consent, no other corporate proceedings on the part of P2S are necessary to approve this Agreement or the transactions contemplated hereby.

     4.4 Consents and Approvals; No Violations. Except for filing and recordation of Articles of Merger under the DGL, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by P2S of the transactions contemplated by this Agreement. Except as set forth in Section 4.4 of the P2S Schedule, neither the execution and delivery of this Agreement by P2S, nor the consummation by it of the transactions contemplated hereby, nor compliance by P2S with any of the provisions hereof, shall (a) result in any breach of the Articles of Incorporation or Bylaws of P2S, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which P2S or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to P2S, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, or defaults that would not have a Material Adverse Effect.

     4.5 Financial Statements. Except as set forth in Section 4.5 of the P2S Schedule, the audited balance sheet dated May 31, 2001 and unaudited balance sheets dated May 31, 2002 and November 30, 2002 (including in the case of the audited balance sheet, the related notes) fairly presents in all material respects the consolidated financial position of P2S and its subsidiaries as of the respective dates thereof, and the other related statements (including in the case of the audited balance sheet, the related notes) included therein fairly present in all material respects the results of operations, changes in stockholders' equity and cash flows of P2S and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto.

     4.6  Absence  of  Certain  Changes or Events; Undisclosed Liabilities.

          (a) Since November 30, 2002, except as set forth in Section 4.6 of the P2S Schedule, neither P2S nor any of its subsidiaries has:
               (i)  taken  any  of the actions set forth in Sections 6.1 hereof;
                                                            ------------
               (ii) incurred any liability material to P2S and its subsidiaries on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (iii) suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of P2S or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by P2S to JGUR pursuant hereto); or
              (iv) subsequent to the date hereof, except as permitted by Section
                                                                         -------
               6.1  than  in the ordinary course of business and consistent with
               ---
               past  practices.

          (b) Neither P2S nor any of its subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability) except for (i) liabilities set forth on the face of the November 30, 2002 balance sheet and (ii) liabilities which have risen after the November 30, 2002 balance sheet in the ordinary course of business (none of which is material or results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

     4.7 Litigation. Except as set forth in Section 4.7 of the P2S Schedule, as of the date of this Agreement, (i) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or, to the best knowledge of P2S, threatened against or involving P2S or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against P2S or any of its subsidiaries; and (iii) P2S and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions, or orders outstanding against them. P2S has furnished to JGUR in writing, a copy of which is set forth in Section 4.7 of the P2S Schedule, a description of all litigation, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending; or to its best knowledge, threatened against or involving P2S or any of its subsidiaries, or any of their properties or rights as of the date hereof.

     4.8     Contracts.

          (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which P2S or any of its subsidiaries is a party that relates to or affects the assets or operations of P2S or any of its subsidiaries or to which P2S or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of P2S and in full force and effect (with respect to P2S or such subsidiary), except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Section 4.8(a) of the P2S Schedule sets forth a complete list of all material contracts. For purposes of this Agreement a material contract shall be any contract or agreement, which involves consideration in excess of $25,000. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, as disclosed in the P2S Schedule, there are no existing defaults by P2S or any of its subsidiaries thereunder or, to the knowledge of P2S, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect; and no event of default has occurred, and no event, condition, or occurrence exists, that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default by P2S or any of its subsidiaries thereunder which default would, individually or in the aggregate, have a Material Adverse Effect.

          (b) Except for this Agreement and those set forth on Section 4.8(b) of the P2S Schedule, neither P2S nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice requiring the payment of more than $25,000 per annum, in the case of any such agreement with an individual; (ii) joint venture agreement; (iii) noncompetition or similar agreements that restricts P2S or its subsidiaries from engaging in a line of business; (iv) agreement with any executive officer or other employee of P2S or any subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving P2S of the nature contemplated by this Agreement and which provides for the payment of in excess of $10,000; (v) agreement with respect to any executive officer of P2S or any subsidiary providing any term of employment or compensation guaranty in excess of $15,000 per annum; or (vi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, or stock purchase plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

          (c) Except as set forth in Section 4.8(c) of the P2S Schedule, all employment, consulting, stock option or other similar agreements of P2S and subsidiaries will be terminated at the Effective Time and no obligations or liabilities of P2S or its subsidiaries will exist thereunder or as the result of such termination or otherwise.

     4.9  Employee  Benefit  Plans.

          (a) Disclosed in Section 4.9 of the P2S Schedule is a true and complete list of each written employee benefit plan (including, without limitation, any "employee benefit plan" as defined in
               Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) policy or agreement that is maintained (all of the foregoing, the "Benefit Plans"), or is or was contributed to by P2S or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with P2S would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A copy of each Benefit Plan as currently in effect and, if applicable, the most recent Annual Report (Form 5500 Series), Actuarial Report or Valuation, Summary Plan Description, Trust Agreement, and a Determination Letter issued by the IRS for each Benefit Plan have heretofore been delivered to JGUR. No Benefit Plan was or is subject to Title IV of ERISA or Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA).

          (b) Each of the Benefit Plans that are subject to ERISA is in substantial compliance with ERISA; each of the Benefit Plans intended to be "qualified" within the meaning of Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code") is so qualified; and no event has occurred, and to P2S's knowledge, there exists no condition or set of circumstances, in connection with which P2S or any ERISA Affiliate is or could be subject to liability (except liability for benefit claims and funding obligations payable in the ordinary course) under ERISA, the Code, or any other applicable law with respect to any Benefit Plan.

     4.10 Taxes. For the purposes of this section, the term "tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States federal, state, or local authority or any other taxing authority on P2S or any of its Tax Affiliates (as hereinafter defined) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties, or assessments of any nature, whatsoever. Except as set forth in
Section 4.10 of the P2S Schedule, P2S has filed or caused to be filed timely all material federal, state, local, and foreign tax returns required to be filed by each of its and any member of its consolidated, combined, unitary, or similar group (each such member a "Tax Affiliate"). Such returns, reports, and other information are accurate and complete in all material respects. P2S has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or shall establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither P2S nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Except as set forth in Section 4.10 of the P2S Schedule, neither P2S nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment, or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed, or assessed. No waiver or extension of time to assess any taxes has been given or requested. The Internal Revenue Service or comparable state agencies have never audited P2S's federal and state income tax returns.

     4.11 Compliance With Applicable Law. P2S and each of its subsidiaries holds all material licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of P2S and its subsidiaries is not being conducted in violation of, any provision of any material federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license, or other governmental authorization or approval applicable to P2S or any of its subsidiaries.

     4.12 Subsidiaries. Section 4.12 of the P2S Schedule lists all the subsidiaries of P2S as of the date of this Agreement and indicates for each such corporate or limited liability company subsidiary as of such date the jurisdiction of incorporation or organization. All of the outstanding shares of capital stock or other equity interests of each of the subsidiaries are (i) held by P2S or one of such wholly-owned subsidiaries; (ii) fully paid and non-assessable; and (iii) owned by P2S or one of such wholly owned subsidiaries free and clear of any claim, lien, or encumbrance.

     4.13  Intellectual  Property.

          (a) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) does not have or could not reasonably be expected to have a Material Adverse Effect:

               (i) P2S and each of its subsidiaries owns, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;

               (ii) no  claims  are  pending  or,  to the best knowledge of P2S, threatened that P2S or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to P2S or any of its subsidiaries and, to the best knowledge of P2S, there are no valid grounds for any such claims;

               (iii)  except  as  set  forth on Schedule 4.13(a)(iii) of the P2S
                    Schedule, to the best knowledge of P2S, no person is infringing on or otherwise violating any right of P2S or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to P2S or any of its subsidiaries;

               (iv) to the best knowledge of P2S, there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by P2S or any of its subsidiaries or challenging P2S's or any of its subsidiaries' license or legally enforceable right to use any Intellectual Property licensed by it; and

               (v) to the best knowledge of P2S, all patents, registered trademarks, service marks, and copyrights held by P2S and each of its subsidiaries are valid and subsisting.

          (b) For purposes of this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

     Section 4.13(c) of the P2S Schedule sets forth a list of all domain names, tradenames, copyrights and trademarks owned by P2S. P2S has full and complete ownership of all domain names.

     4.14 Disclosure of the Representations and Warranties. The representations and warranties in this Section 4 do not knowingly contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 in light of the circumstances when made not misleading.

     4.15 P2S Shareholders. Shareholders of P2S are either accredited investors as such term is defined in the Securities Act of 1933 as amended or have such knowledge and experience in financial and business matters that are capable of evaluating the merits and risk of investment in JGUR. The number of accredited investors and non-accredited, sophisticated investors are as set forth in
Section 4.15 of the P2S Schedule. To its knowledge the shares are being issued to all P2S shareholders pursuant to an exemption under Section 4(2) and Rule 506 of the Securities Act of 1933.

     4.16 Shareholder Approval. P2S has obtained the consent to this Agreement and the transactions reflected hereby of a majority of the P2S Shareholders, who are "accredited investors," and as listed on Schedule 4.16 has agreed to vote their Shares in favor of the Merger, all as reflected in the agreement among P2S and the P2S Shareholders included in the P2S Schedule.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF JGUR

     JGUR represents and warrants, with respect to JGUR and its subsidiaries, which as of the Effective Time shall include Acquisition Sub, except as disclosed to P2S in the JGUR Schedule of Exceptions (the "JGUR Schedule"), attached hereto and incorporated herein by this reference, as follows:

     5.1 Organization. Each of JGUR and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each of JGUR and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not have a Material Adverse Effect.

     5.2  Capitalization.

          (a) As of the date hereof, the authorized capital stock of JGUR consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of the date hereof, the number of shares of JGUR common stock outstanding are 15,510,000. There are no shares of preferred stock outstanding or designated. Immediately prior to the Effective Time, there will be 12,860,000 shares of capital stock issued and outstanding. All of the issued and outstanding shares of the capital stock of JGUR are validly issued, fully paid, and non-assessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of JGUR or any agreement by which JGUR or any of its subsidiaries is a party or by which it is bound. There are not, as of the date of this Agreement, any issued or outstanding options, warrants, subscriptions, calls, rights, convertible securities, or other agreements or commitments obligating JGUR to issue, transfer, or sell any shares of its capital stock.

          (b) As of the date hereof, JGUR has no assets nor liabilities and all previously outstanding promissory notes and other forms of indebtedness issued by JGUR have been waived and forgiven by their holders except for its equity interest in First Responder.

          (c) As of the date hereof, JGUR has no cash or cash equivalents on deposit with its banks or in accounts maintained with its brokers.

     5.3 Authority Relative to this Agreement. JGUR has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by JGUR and the consummation by JGUR of the transactions contemplated hereby have been duly authorized by its Board of Directors, no other corporate proceedings on the part of JGUR are necessary to approve this Agreement or the transactions contemplated hereby.

     5.4 Consents and Approvals; No Violations. Except for applicable requirements, the Securities Act of 1933 and the Securities Exchange Act of 1934, state law relating to takeovers, if applicable, state securities or blue sky laws, and, as applicable, filing and recordation of Articles of Merger under the DGL, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by JGUR of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by JGUR, nor the consummation by it of the transactions contemplated hereby, nor compliance by JGUR with any of the provisions hereof, shall (a) result in any breach of the Articles of Incorporation or Bylaws of JGUR, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which JGUR or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to JGUR, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, or defaults that would not have a Material Adverse Effect.

     5.5 Financial Statements. The audited balance sheet dated December 31, 2001 and the unaudited balance sheet dated September 30, 2002 (including in the case of the audited balance sheet, the related notes) fairly present in all material respects the consolidated financial position of JGUR and its subsidiaries as of the respective dates thereof, and the other related statements (including in the case of the audited balance sheet, the related notes) included therein fairly present in all material respects the results of operations, changes in stockholders' equity and cash flows of JGUR and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto.

     5.6  Absence  of  Certain  Changes  or  Events;  Undisclosed  Liabilities.

          (a) Except as set forth in Section 5.6 of the JGUR Schedule, since September 30, 2002, neither JGUR nor any of its subsidiaries has:
               (i)  taken  any  of the actions set forth in Sections 6.2 hereof;
                                                           -------------
               (ii) incurred any liability material to JGUR and its subsidiaries on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (iii) suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of JGUR or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed  changes  in  federal  or  state  regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by JGUR to JGUR pursuant hereto); or
               (iv)  subsequent  to  the  date  hereof,  except  as permitted by
               Section  6.1  hereof, conducted its business and operations other
               ------------
               than in the ordinary course of business and consistent with past practices.

          (b) Neither JGUR nor any of its subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability) except for (i) liability set forth on the face of the September 30, 2002 balance sheet and (ii) at the Effective Time will have no tangible or intangible liabilities or assets, except as mutually agreed to by JGUR and P2S as set forth on Schedule 5.6(b).

     5.7 Litigation. As of the date of this Agreement, (i) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or, to the best knowledge of JGUR, threatened against or involving JGUR or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against JGUR or any of its subsidiaries; and (iii) JGUR and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions, or orders outstanding against them.

     5.8 Taxes. For the purposes of this section, the term "tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States federal, state, or local authority or any other taxing authority on JGUR or any of its Tax Affiliates (as hereinafter defined) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties, or assessments of any nature, whatsoever. JGUR has filed or caused to be filed timely all material federal, state, local, and foreign tax returns required to be filed by each of its and any member of its consolidated, combined, unitary, or similar group (each such member a "Tax Affiliate"). Such returns, reports, and other information are accurate and complete in all material respects. JGUR has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or shall establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither JGUR nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither JGUR nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment, or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed, or assessed. No waiver or extension of time to assess any taxes has been given or requested. The Internal Revenue Service or comparable state agencies have never audited JGUR's federal and state income tax returns.

     5.9 Compliance With Applicable Law. JGUR and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of JGUR and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license, or other governmental authorization or approval applicable to JGUR or any of its subsidiaries.

     5.10 Reports and Financial Statements. JGUR has filed all reports required to be filed by it with the SEC pursuant to the Exchange Act for the past three years (collectively, the "JGUR SEC Reports"), and has previously furnished or made available to P2S true and complete copies of all such JGUR SEC Reports. None of such JGUR SEC Reports, as of their respective dates (as amended or supplemented through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the JGUR SEC Reports fairly presents in all material respects the consolidated financial position of JGUR and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present in all material respects the results of operations and cash flows of JGUR and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

     5.11 Absence of Certain Changes or Events. Except as disclosed in the JGUR SEC Reports filed prior to the date of this Agreement, since September 30, 2002, neither JGUR nor any of its subsidiaries has: (a) incurred any liability material to JGUR and its subsidiaries on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (b) suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of JGUR or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by JGUR to P2S pursuant hereto).

     5.12 OTCBB Listing. JGUR currently meets and as of the Effective Time, will meet the requirements for continued listing of its shares of common stock on the Over the Counter Bulletin Board.

     5.13 Shareholder Approval. Acquisition Sub has obtained the consent to this Agreement and the transactions reflected hereby of a majority of its Shareholders.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     6.1 Conduct of P2S's Business Pending the Merger. P2S agrees on its own behalf and on behalf of its subsidiaries that, during the period from the date of this Agreement and continuing until the Effective Time:

          (a) except as set forth in Schedule 6.1, the respective businesses of P2S and its subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices;

          (b) P2S and its subsidiaries shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries;
               (ii) amend its Articles of Incorporation or Bylaws; or (iii) split, combine, or reclassify any shares of its outstanding capital stock or declare, set aside, or pay any dividend or other distribution payable in cash, stock, or property in respect of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries;

          (c) P2S and its subsidiaries shall not (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver, or agree or commit to issue, sell, pledge, or deliver any additional shares (including any shares issuable upon exercise of warrants, stock options or other contractual obligations) of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise);
               (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge, or encumber any fixed or other substantial assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume, or prepay any material indebtedness, liability, or obligation or any other material liabilities or issue any debt securities other than in the ordinary course of business and consistent with past practices;
               (iv) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations any other person (other than a subsidiary) in a material amount other than in the ordinary course of business and consistent with past practices; (v) make any material loans, advances, or capital contributions to, or investments in, any other person, other than to subsidiaries, other than in the ordinary course of business and consistent with past practices;
               (vi) fail to maintain adequate insurance consistent with past practices for their businesses and properties; or (vii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

          (d) P2S shall preserve intact the business organization of P2S and its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and their respective subsidiaries; provided, however, that no breach of
                                          --------   --------
               this covenant shall be deemed to have occurred if a failure to comply with this Section 6.1(d) occurs as a result of any matter
                                 -------------
               arising  out  of the transactions contemplated by this Agreement;

          (e) P2S and its subsidiaries shall not knowingly take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a "reorganization" within the meaning of Section 368 of the Code; and

          (f) P2S and its subsidiaries shall use all reasonable efforts to prevent any representation or warranty of P2S herein from becoming untrue or incorrect in any material respect.

     6.2 Conduct of JGUR's Business Pending the Merger. JGUR agrees on its own behalf and on behalf of its subsidiaries that, during the period from the date of this Agreement and continuing until the Effective Time:

          (a) the respective businesses of JGUR and its subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices;

          (b)  JGUR  and  its  subsidiaries  shall  not  except  as set forth on
               Schedule 6.2(a), (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Articles of Incorporation or Bylaws; or (iii) split, combine, or reclassify any shares of its outstanding capital stock or declare, set aside, or pay any dividend or other distribution payable in cash, stock, or property in respect of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries;

          (c)  JGUR  and  its  subsidiaries  shall  not  except  as set forth on
               Schedule 6.2(c), (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver, or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise), except that JGUR may issue Shares required to be issued upon exercise of existing stock options, warrants, or similar plans, or under other contractual commitments previously made, which options, warrants, plans, or commitments have been disclosed in writing to JGUR in the JGUR Schedule; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge, or encumber any fixed or other substantial assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume, or prepay any material indebtedness, liability, or obligation or any other material liabilities or issue any debt securities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations any other person (other than a subsidiary) in a material amount other than in the ordinary course of business and consistent with past practices; (v) make any material loans, advances, or capital contributions to, or investments in, any other person, other than to subsidiaries, other than in the ordinary course of business and consistent with past practices; (vi) fail to maintain adequate insurance consistent with past practices for their businesses and properties; or (vii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

          (d) JGUR shall preserve intact the business organization of JGUR and its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and their respective subsidiaries; provided, however, that no breach of
                                          --------   -------
               this covenant shall be deemed to have occurred if a failure to comply with this Section 6.2(d) occurs as a result of any matter
                                --------------
               arising  out  of the transactions contemplated by this Agreement;

          (e) JGUR and its subsidiaries shall not knowingly take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a "reorganization" within the meaning of Section 368 of the Code; and

          (f) JGUR and its subsidiaries shall use all reasonable efforts to prevent any representation or warranty of JGUR herein from becoming untrue or incorrect in any material respect.

     6.3 Current Information. From the date of this Agreement to the Effective Time, P2S shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of JGUR and to report the general status of its ongoing operations and to deliver to JGUR monthly unaudited consolidated balance sheets and related consolidated statements of income for the period since the last such report. P2S shall promptly notify the others of any material change in the normal course of business or in its or its subsidiaries' properties.

     6.4 Legal Conditions to Merger. Each of JGUR and P2S shall, and shall cause their subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote or consent of shareholders, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party
                                                 --------  -------
shall  not  be  obligated  to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval, or exemption would, in such party's reasonable opinion, (i) be materially burdensome to such party and its subsidiaries taken as a whole or impact in such a materially adverse manner the economic or business benefit of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger, or (ii) result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 8.1(c). Each of JGUR and P2S
                                            -------------
shall promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

     6.5 Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties, or covenants of such party contained herein. Each Company shall file all reports required by regulation to be filed by it with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     7.1     Access  and  Information.

          (a) P2S and JGUR shall afford to the other party and its financial advisors, legal counsel, accountants, consultants, and other representatives access during normal business hours throughout the period from the date hereof to thirty days subsequent to the date hereof to all of its books, records, properties, facilities, personnel commitments, and records (including but not limited to Tax Returns) and, during such period, each shall furnish promptly all information concerning its business, properties, and personnel as such other party may reasonably request in order for such other party to fully investigate the business and affairs of P2S or JGUR, as applicable prior to the Effective Time (the "Inspection").

          (b) All information furnished by a party pursuant hereto shall be treated as the sole property of the furnishing party until consummation of the Merger contemplated hereby.

     7.2 Public Announcements. So long as this Agreement is in effect, each Company agrees that it shall obtain the approval of the other party prior to issuing any press release and shall use its best efforts to consult with the others before otherwise making any public statement or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any governmental agency if required by such agency or the rules of the Nasdaq Stock Market.

     7.3  Expenses.  Subject to Section 9.2 hereof, whether or not the Merger is
                                -----------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

     7.4  Additional  Covenants  .

          (a) Subject to the terms and conditions herein provided, including without limitation those set forth in the proviso to Section 6.4
                                                                     -----------
               hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents, and approvals, and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Companies shall take all such necessary action.

          (b) Subject to the terms and conditions herein provided, including without limitation those set forth in the proviso to Section 6.4
                                                                     -----------
               hereof, each Company shall cooperate with the others and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders, and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

     7.5 Registration Requirement. After the Effective Time, JGUR shall file with the Securities and Exchange Commission, a registration statement on Form SB-2 (the "Form SB-2") when it has capital which places JGUR at least 3 months ahead of the Funding Timetable. The Form SB-2 shall seek to register 5,000,000 shares of JGUR Common Stock listed on Schedule 7.5, one-half of which are held by shareholders of JGUR prior to the Effective Time and one-half of which are held by JGUR shareholders who were P2S shareholders prior to the Effective Time. If at any time prior to the Form SB-2 being declared effective, JGUR's capital declines to the point that it has less than $300,000 in funds, including available lines of credit, then JGUR may seek to raise additional capital in a form that does not require the Form SB-2 to be amended or integrate with the existing Form SB-2. If JGUR's capital declines to less than $200,000 in funds, including available lines of credit, then it may engage in any funding transaction, irrespective of whether the Form SB-2 needs to be withdrawn or amended.

     7.6 Survival of Representations and Warranties. The respective representations and warranties of JGUR and P2S contained in this Agreement shall survive the Closing Date for a period of two years (the "Survival Period"), at the end of which Survival Period no claim may be made with respect to any such representation or warranty unless such claim shall have been asserted in writing to the Indemnifying Party during such period.

     7.7 Issuance of Securities. Following the Effective Time and for a period of twelve months thereafter, JGUR shall not register any shares or options under Form S-8 without the consent of Doug Gass or the member of the Board of Directors designated by him.

     7.8 No Reverse Stock Split. Following the Effective Time JGUR shall not undertake a reverse split of its common stock for a period of twenty-four months provided the Funding Timetable has been satisfied by the Conversion Date. This provision may be waived in writing by Doug Gass or the member of the Board of Directors designated by him.

     7.9 Board Representation. At the Effective Time, JGUR shall appoint an individual to its Board of Directors designated by Doug Gass who shall serve for a period of one year or until such latter time as his successor is qualified and elected.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     8.1 Conditions to the Companies' Obligation to Effect the Merger. The respective obligations of all Companies to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by a writing signed by JGUR and P2S:

          (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of P2S in accordance with applicable law or by a written consent of stockholders of P2S holding a majority of the shares of capital stock of P2S entitled to vote on the Merger (the "Required Stockholders' Consent").

          (b) No preliminary or permanent injunction or other order by any federal, state, or foreign court of competent jurisdiction which prohibits the consummation of any Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated, or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of Articles of Merger with the Department of State for the State of Florida, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred, or been obtained (all such permits, approvals, filings, and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. All state securities or blue sky permits and other authorizations necessary to issue the JGUR Shares in exchange for the Shares of P2S and to consummate the Merger shall have been received.

          (c) There shall not be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to any Merger, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon any Surviving Corporation or its subsidiaries (or, in the ease of any disposition of assets required in connection with such Requisite Regulatory Approval, upon any Company or its subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (d) The other Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the other Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and each Company shall have received a certificate of the Chairman of the Board, the President, or an Executive Vice President of the other Company as to the satisfaction of this condition.

          (e) Each Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby, under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

     8.2 Conditions to Obligations of JGUR. The obligations of JGUR to carry out the transactions contemplated by this Agreement are subject, at the option of JGUR, to the satisfaction, or waiver by JGUR, of the following conditions:

          (a) No proceeding which P2S shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

          (b) P2S shall have delivered a certificate of an officer of P2S that it shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of P2S contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement.

          (c) JGUR shall have received evidence, satisfactory to it that transactions contemplated by this Agreement, can be consummated in accordance with an exemption from applicable state and federal securities laws.

          (d) P2S shall have provided JGUR written confirmation from its long-term noteholders who own no less than ninety percent (90%) of the value of P2S' total long-term promissory notes and accrued interest thereon, indicating their commitment to convert their notes upon consummation of the Merger into (i) common stock at a conversion price of not less than $1.00 per share or (ii) new notes having a specified minimum conversion price of not less than $1.00 per share.

     8.3 Conditions to Obligations of P2S. The obligations of P2S to carry out the transactions contemplated by this Agreement are subject, at the option of P2S, to the satisfaction, or waiver by P2S, of the following conditions:

          (a) No proceeding which JGUR shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

          (b) JGUR shall deliver (i) a certificate of good standing issued by the Secretary of the State of Nevada and (ii) a corporate resolution executed by the JGUR Board of Directors approving this Agreement and the transactions herein.

          (c) JGUR shall have arranged for certain individuals to pay all expenses, including, but not limited to, accounting, legal and SEC fees, incurred in preparing and filing JGUR's Form 10-KSB for the fiscal year ended December 31, 2002.

          (d) JGUR shall have delivered a certificate of an officer of JGUR that (i) it shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and (ii) the representations and warranties of JGUR contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement.

          (e) P2S shall have received evidence, satisfactory to it that transactions contemplated by this Agreement, can be consummated in accordance with an exemption from applicable state and federal securities laws.

          (f) JGUR shall have delivered the resignations of the members of the JGUR and the Acquisition Sub Boards of Directors, in a form satisfactory to P2S.

          (g) JGUR shall have delivered, satisfactory to P2S, evidence of JGUR's rights to receive, for no financial or other consideration, somewhere between 5.5% and 10.0% of First Responder's common stock, subject to finalization of negotiations between an officer of DAR Group, Inc. and First Responder.

          (h) JGUR shall have received $125,000 in U.S. funds in exchange for a convertible promissory note ("Note") which shall bear interest at 5% per annum. The Note shall have a term of thirteen (13) months and accrue interest until the end of its term. The face amount of the Note and all accrued interest thereon shall be convertible at any time, at the holder's option, into restricted shares of JGUR common stock at a conversion price of $.40 per share. The Note shall be due in full at the end of its term but may be prepaid, in part or in full, without penalty, at any time.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of P2S:

          (a)  By  mutual  written  consent  of  all  of  the  Companies.

          (b) By either JGUR or P2S if the Merger shall not have been consummated on or before _______, 2003, through no fault of the terminating party.

          (c) By JGUR or P2S if there shall have been any material breach of a material obligation of the other hereunder and, if such breach is curable, such default shall have not been remedied within 10 business days after receipt by the other Company, as the case may be, of notice in writing from such Company specifying such breach and requesting that it be remedied; provided that, at the sole discretion of the non-breaching Company, such 10 business-day period may be extended for so long as the other Company shall be making diligent attempts to cure such default.

          (d) By either JGUR or P2S if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or any other action shall have become final and non-appealable.

     9.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party to this Agreement, there shall be no liability or obligation on the part of any Company or their respective officers or directors. Nothing contained in this Section
                                                                         -------
9.2  shall relieve any party from liability for willful breach of this Agreement
---
that results in termination of this Agreement. Upon request therefor, each party shall redeliver all documents, work papers, and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

     9.3 Amendment. This Agreement may be amended by action taken at any time before or after approval hereof by the shareholders of P2S, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Waiver. At any time prior to the Effective Time, the parties hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such extensions or waivers shall be in writing, executed by each of JGUR and P2S. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X

                               GENERAL PROVISIONS

     10.1 Brokers. Each Company represents and warrants to the others that no broker, finder, or financial advisor is entitled to any brokerage, finder's, or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any party hereto, except as reflected in Section 10.1 of the P2S Schedule or the JGUR Schedule.

     10.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If  to  JGUR,  to:

                   JAGUAR INVESTMENTS, INC.
                   ------------------------

                   ------------------------
                   Attention:  President

          (b)  If  to  P2S,  to:

                   FREIGHT RATE, INC.
                   10400 Griffin Road, #101
                   Fort Lauderdale, FL 33328
                   Attention: Mr. Richard Hersh

              with a copy to:

                   Adorno & Yoss, P.A.
                   Suite 1700
                   350 East Las Olas Boulevard
                   Fort Lauderdale, Florida 33301
                   Attention: James M. Schneider, Esq.

     10.3 Descriptive Headings. The headings contained in this Agreement are for reference Purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4 Entire Agreement: Assignment. This Agreement (including the Exhibits, Schedules, and other documents and instruments referred to herein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise.

     10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the provisions thereof relating to conflicts of law.

     10.6 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit, or remedies of any nature whatsoever or by reason of this Agreement.

     10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     10.8 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     10.9 Jurisdiction and Venue. Each Party hereto hereby agrees that any proceeding relating to this Agreement and the Merger shall be brought in the United States District Court for the Southern District of Florida. Each party hereto hereby consents to personal jurisdiction in any such action brought in such court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such court or to any claim that such court is an inconvenient form.

     10.10 Investigation. The respective representations and warranties of each Company contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

     10.11 Consents. For purposes of any provision of this Agreement requiring, permitting, or providing for the consent of any or Company, the written consent of the Chief Executive Officer or President of a Company shall be sufficient to constitute such consent.

IN WITNESS WHEREOF, each Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                              JAGUAR  INVESTMENTS,  INC.,  a  Nevada
                              corporation

                         By: /s/ Douglas Gass
                            -----------------------------------
                         Name: Douglas Gass

                         Its: President



                         FREIGHT  RATE,  INC.,  a  Delaware
                         corporation


                         By: /s/ Richard Hersh
                            -----------------------------
                         Name: Richard Hersh
                         Its: President